UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	2010 Salary Information for Chief Executive Officer and President

In March 2010, XenoPort, Inc. (the “Company”) implemented a restructuring that includes an overall reduction in its workforce of approximately 50%. On March 18, 2010, in connection with the reduction in force and company restructuring, and consistent with the Company’s cash conservation and expense reduction strategies, the Company’s board of directors (the “Board”) approved, upon the recommendation of the compensation committee of the Board: (i) the voluntary request by Ronald W. Barrett, Ph.D., the Company’s Chief Executive Officer, to reduce his current 2010 cash salary by 15%, from $525,000 to $446,250, effective April 1, 2010; and (ii) the voluntary request by William J. Rieflin, the Company’s President, to reduce his current 2010 cash salary by 15%, from $410,000 to $348,500, effective April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: March 23, 2010	By:	/s/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer